                                                        Exhibit B


               NEW ENGLAND ELECTRIC RESOURCES, INC.
           Statement of Income and Accumulated Deficit
          For the Twelve Months Ended September 30, 1996
                (Unaudited, Subject to Adjustment)




INCOME
------

Services rendered to nonassociated companies                 $   472,524
Miscellaneous income or loss                                           0
                                                             -----------
         Total Income                                        $   472,524
                                                             -----------


EXPENSE
-------

Administrative and General Expenses                          $ 5,203,308
Income taxes                                                  (1,689,010)
                                                             -----------
         Total Expenses                                        3,514,298
                                                             -----------
         Net Income/(Loss)                                   $(3,041,774)
                                                             ===========

Accumulated deficit at beginning of period                    (1,270,776)
                                                             -----------
Accumulated deficit at end of period                         $(4,312,550)
                                                             ===========